UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2018

DESTINATION MATERNITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21196	13-3045573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

232 Strawbridge Drive Moorestown, NJ 08057
(Address of principal executive offices)

(856) 291-9700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2018, Ronald J. Masciantonio, Executive Vice President & Chief Administrative Officer of Destination Maternity Corporation (the “Company”), resigned effective as of the close of business on June 4, 2018.

In connection with Mr. Masciantonio’s departure, and in accordance with his Amended and Restated Executive Employment Agreement with the Company dated May 31, 2016 (the “Employment Agreement”), the Company has entered into a Separation and Release Agreement with Mr. Masciantonio, pursuant to which Mr. Masciantonio has granted a general release in favor of the Company as a condition of receiving the payments and other benefits specified in Section 5.1 of the Employment Agreement, filed as Exhibit 10.14 to the Company’s Form 10-K for the year ended February 3, 2018. The foregoing description of the Separation and Release Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Separation and Release Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 5, 2018, the Company issued a press release relating to Mr. Masciantonio’s departure. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Separation and Release Agreement dated June 5, 2018, between the Company and Ronald J. Masciantonio.

99.1	Press Release of the Company dated June 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2018	DESTINATION MATERNITY CORPORATION

	By:	/s/ David Stern
	Name:	David Stern
	Title:	Executive Vice President & Chief Financial Officer